SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 18, 2003

                        Commission File Number: 000-49620

                             Biogentech Corporation
                             -----------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               91-1868007
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

2445 McCabe Way, Suite 150, Irvine, California                            92614
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(Address of principal executive offices)                             (Zip Code)

                                  949.757.0001
                                  ------------
              (Registrant's Telephone Number, Including Area Code)





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ITEM 5. OTHER EVENTS

LEGAL PROCEEDINGS.

BIOGEN DISPUTE AND PROPOSED NAME CHANGE. On November 18, 2003, a suit was filed against BioGentech Corporation (the "Registrant") in the US District Court for the District of Massachusetts by Biogen Idec MA Inc., ("Biogen") alleging trademark infringement and unfair competition, under docket number CA No. 03-12305 PBS. Subsequently, a default was entered against the Registrant on February 9, 2004. On March 22, 2004, the Registrant and Biogen agreed to settle the dispute, and on March 23, 2004, Biogen undertook to file a motion for stay of consideration of its motion for entry of default judgment and has prepared a consent judgment to be filed with the court wherein the Registrant will be enjoined from using "Biogentec" or "Biogentech" or any phonetic equivalent. Pursuant to the terms of that settlement agreement, the Registrant will undertake to change its corporate name to Cobalis Corp. as soon as practicable, and to discontinue all uses of the trade name and trademarks and domain names containing "Biogentech," or "Biogentec" and transfer the rights to any domain names it may own containing "Biogentech" or "Biogentec" to Biogen.

The Registrant estimates that the costs of transferring the domain name registrations and changing the corporate name will be minimal, and undertakes to change its corporate name by means of a shareholder vote to be conducted as soon as practicable. As of the date of this filing, the parties are discussing the time within which the Registrant has to effectuate the changes noted above. In addition, Biogen and the Registrant have not yet executed a settlement agreement memorializing the specific terms and conditions of settlement but the Registrant believes such an agreement will be finalized shortly.

The Registrant intends to take the necessary steps to meet its settlement obligations and believes it can meet those obligations. However, there is no guarantee that the Registrant will be able to satisfy Biogen and, further, there is no guarantee that Biogen will not obtain further relief from the Court. Any significant monetary or other judgment against the Registrant would have a material impact on the Registrant's business and adversely affect Registrant's ability to continue its business. Moreover, meeting the requirements of the settlement agreement will require that Registrant expend time and money transferring rights and discontinuing uses of the above-referenced trade names and trademarks. Changing the Registrant's name to Cobalis Corp. and changing the name of the Registrant's subsidiary will also force the Registrant to expend legal fees. Any of these factors either alone or in concert could have a material adverse affect on the Registrant's ability to earn revenues.

CONSUMER SURVEY CENTER DISPUTE. A suit was filed against us and our president on December 17, 2003 in the Superior Court of California, County of San Mateo for breach of contract by Consumer Survey Center, Inc. ("CSC") in regard to market research and product pricing research services rendered by CSC. CSC is apparently claiming that the Registrant owes $34,900 for services provided by CSC. CSC is also claiming that the Registrant's president, Chaslav Radovich, personally guaranteed the debt. The Registrant has reached a tentative verbal agreement with CSC to accept stock in exchange for the debt as of the date of this filing.

The Registrant intends to take the necessary steps to meet its settlement obligations and believes it can meet those obligations. However, there is no guarantee that the Registrant will be able to satisfy CSC and, further, there is no guarantee that CSC will not obtain further relief from the Court. Any significant monetary or other judgment against the Registrant would have a material impact on the Registrant's business and adversely affect Registrant's ability to continue its business. Moreover, meeting the requirements of the settlement agreement will require that Registrant expend time and money transferring rights and discontinuing uses of the above-referenced trade names and trademarks. Issuing shares of stock to CSC will also force the Registrant to expend legal fees. Any of these factors either alone or in concert could have a material adverse affect on the Registrant's ability to earn revenues.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               Biogentech Corporation


March 30, 2004                        By:      /s/  Chaslav Radovich
                                               --------------------------------
                                               Chaslav Radovich, President